UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011 (June 20, 2011)

iTech Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2011, the resignations were accepted from George Angelidis, Wayne Cockburn and Donald Paterson from the Board of Directors of iTech Medical, Inc. (the “Company”).  The resignations were tendered in connection with the Stipulation as described in more detail under Item 8.01 of this Form 8-K.  Remaining on the Board of Directors are President and CEO, Warren G. Baker, and Director Wim Peters.

On and effective June 21, 2011, Wayne Cockburn resigned as Chief Financial Officer and Secretary of the Company.

On July 18, 2011, Dr. Alan Goldman, Vice President of Clinical Affairs and Mr. Steeve  Asselin, Vice President of Research and Development, resigned from their offices effective as of that date.

On July 25, 2011, the Company announced two new members to the Board of Directors, Mr. Robert Gradus and Ms. Karin Monster to fill the vacancies created by the resignation of Messrs. Angelidis, Cockburn, and Paterson.  In addition, the Company appointed Mr. Gradus as the Chief Financial Officer of the Company.

Mr. Robèrt Gradus, age 47, studied construction and management at the University of Eindhoven in the Netherlands and completed the General Management Programme, Insead, at Cedep in Fontainebleau France. Prior to joining the Company, Mr Gradus was the Division Director of Heijmans N.V., a company that can be found on the AEX-Index.  Currently, he is a director at Oskomera Group in the Netherlands, an international company in steel-, facade- and solar systems. Additionally, Mr. Gradus serves on various corporate boards and owns the strategic consulting company, Farcha B.V., where he advises senior management on such issues as; interim-management, finance, investments and change management.

Mrs. Karin Monster, age 32, joins iTech after a 2 year sabbatical and is currently employed at Stako B.V. in the Netherlands as a Business Process Manager.  Her educational background includes a Master’s Degree in Gifted Education while studying Educational and Behavioral Sciences at Radboud University in the Netherlands.  Previously, from 2005 through 2009, Mrs. Monster was a Chair-person or Director of several prestigious organizations including:  Chair-person of the Facta Foundation, which created and sponsored educational projects for gifted children, Director of Samen voor Zorg, a private practice of educational and behavioral therapists and Vice Chair-person of the Leonardo Foundation that supports schools and advocates for gifted educational programs.

There is no family relationship between Messrs. Baker, Peters, and Gradus, and Mrs. Monster, and any of the Company’s officers and directors with the exception that Mrs. Monster is the daughter-in-law of Mr. Peters.

There are presently no compensation arrangements with Mr. Gradus and Ms. Monster.

Item 8.01 Other Events

In June, 2011, a complaint captioned, Augustinus Petms Johannes Franciscus “Guus” Peeters v. Itech Medical, Inc., et al, CA No. 6538-VCN, was filed in the Court of Chancery in the State of Delaware (“Litigation”).  On June 16, 2011, the parties to the Litigation entered into a Stipulation (the “Stipulation”) to resolve the Litigation in its entirety. The Stipulation provided for (i) the immediate resignation of Messrs. George Angelidis, Wayne Cockburn, and Donald Paterson as directors, (ii) for the Board to fix the number of directors to five (5), and to prepare proxy materials containing the slate of five directors consisting of  Warren G. Baker, Wim Peters, Robert A.M.M. Gradus, Bikash K. Chatterjee, and Katerina Monster.  The Court approved the Stipulation on June 20, 2011 and the Litigation has been dismissed with prejudice. A copy of the Stipulation is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Stipulation dated June 20, 2011
99.2	Resignation from Wayne Crockburn
99.3	Press Release dated June 20, 2011
99.4	Press Release dated August 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2011	iTech Medical, Inc.
	By:	/s/ Warren G. Baker
Warren G. Baker President, Chief Executive Officer